Exhibit 99.1

Resolute Energy Corporation to Announce Results for the

Second Quarter Ended June 30, 2015, on Monday, August 10, 2015, and Hold Investor Conference Call on Tuesday, August 11 at 4:30 pm EDT;
Receives Continued Listing Standard Notice from NYSE;
and Announces Participation in Upcoming Investor Conference

DENVER, CO, July 28, 2015 – Resolute Energy Corporation (“Resolute”) (NYSE: REN) announced today that it will issue a press release covering operating and financial results for the second quarter ended June 30, 2015, after the market closes on Monday, August 10, 2015.  An investor conference call to review the second quarter results will be held on Tuesday, August 11, 2015, at 4:30 PM Eastern Daylight Time.

Date:	Tuesday, August 11, 2015

Time:	4:30 PM EDT / 3:30 PM CDT / 2:30 PM MDT / 1:30 PM PDT

Call:	(888) 349-0084 (US), (855) 669-9657 (Canada) and (412) 902-4284 (International), Passcode 1007 0122.

Replay:	Available through Friday, August 14, 2015, at (877) 870-5176 (US) or (858) 384-5517 (Canada/International), Passcode 1007 0122.

NYSE Listing Matters

Resolute also announced that it had received notification on July 23, 2015, from the New York Stock Exchange (“NYSE”) that the price of Resolute’s common stock has fallen below the NYSE’s continued listing standard.  The NYSE requires that the average closing price of a listed company’s common stock be above $1.00 per share over a consecutive 30 trading-day period.  As of July 20, 2015, the 30 trading-day average closing price of the Company’s common stock was $0.99 per share.

Under NYSE rules, the Company can avoid delisting if, during the six month period following receipt of the NYSE notice, Resolute’s common stock price per share and 30 trading-day average share price rises above $1.00.  During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements.  As required by the NYSE, in order to maintain its listing, the Company has notified the NYSE that it intends to cure the price deficiency before January 23, 2016.  The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

At the Company’s annual meeting of stockholders held on June 8, 2015, the Company’s stockholders approved a resolution authorizing the Board of Directors to implement a reverse stock split of its common stock at any time prior to December 31, 2015, at one of seven reverse split ratios: 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by Resolute’s Board in its sole discretion.  If it becomes necessary to do so in order to maintain compliance with the NYSE listing standards, the Company’s Board will implement a reverse stock split prior to the end of the NYSE cure period, and may do so in advance of such date.

Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer said: “Equity share prices for companies across the industry have fallen sharply over the past year, reflecting the precipitous decline in crude oil prices during the same time period.  Our common shares have traded below $1.00 per share for long enough such that the NYSE was required to issue a non-compliance notice.  The notice begins a six-month process during which Resolute can regain compliance by trading above an average price of $1.00 for 30 trading days.  This can be accomplished by market improvement or through a reverse split of our equity, which was already approved by our stockholders at our 2015 annual meeting and can be implemented by our Board of Directors at any time.  We will monitor the situation carefully, and we expect to remain listed on the NYSE or another highly visible, well regarded exchange.”

Participation in Upcoming Investor Conference

Resolute Energy Corporation plans to participate in an upcoming investor event. Senior management of the Company is scheduled to present at The Oil & Gas Conference® 20, hosted by EnerCom in Denver, Colorado on Monday, August 17, 2015 at 9:15 AM Mountain Daylight Time.

A live webcast of the presentation will be accessible from the Company's website and on The Oil & Gas Conference® 20 website at http://www.theoilandgasconference.com.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  Such forward looking statements include statements regarding our expectations regarding future compliance with NYSE listing rules, our intent to implement a reverse stock split, if necessary, and our intent to remain listed on the NYSE or other major stock exchange.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Actual results may differ materially from those contained in the forward looking statements in this press release.  Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  You are encouraged to review “Cautionary Note Regarding Forward Looking Statements” and “Item 1A - Risk Factors” and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2014, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations.  All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids focused, long-lived onshore U.S. opportunities.  Resolute’s producing properties are located in the Paradox Basin in Utah, the Permian Basin in Texas and New Mexico and the Powder River Basin in Wyoming.  The Company also owns exploration properties in the Permian Basin of Texas and the Big Horn and Powder River Basins of Wyoming.

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Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com